  EXHIBIT 10.8

CONSENT UNDER AND SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS CONSENT UNDER AND SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of July 3, 2018 (the “Second Amendment Date”), by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (in its individual capacity, “Oxford”; and in its capacity as Collateral Agent, “Collateral Agent”), the Lenders listed on Schedule 1.1 thereof from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and MABVAX THERAPEUTICS HOLDINGS, INC., a Delaware corporation with offices located at 11533 Sorrento Valley Road, Suite 400, San Diego, CA 92121 (“Holdings”), MABVAX THERAPEUTICS, INC., a Delaware corporation with offices located at 11533 Sorrento Valley Road, Suite 400, San Diego, CA 92121 (“MabVax” and together with Holdings, individually and collectively, jointly and severally, “Borrower”).

WHEREAS, Collateral Agent, Borrower and the Lenders party thereto from time to time have entered into that certain Loan and Security Agreement, dated as of January 15, 2016 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which the Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof;

WHEREAS, Holdings anticipates entering into a certain Asset Purchase and License Agreement, on July 3, 2018, contract number 43088525, with Boehringer Ingelheim International GmbH, with a principal place of business at Binger Strasse 173, 55216 Ingelheim, Germany (“BII”), the form of which is attached hereto as Exhibit A (the “Asset Purchase and License Agreement”) and in connection with the consummation of the transactions contemplated therein pay certain fees to Greenhill & Co., LLC (“Greenhill”) in the aggregate amount of Three Hundred Eighty-Five Thousand Dollars ($385,000.00) (the “Greenhill Payment”) in six equal monthly installments commencing with the date of the consummation of the transactions contemplated in the Asset Purchase and License Agreement;

WHEREAS, Borrower has requested that Collateral Agent and Lenders consent to the sale, conveyance, assignment and transfer of Borrower’s right, title and interest in and to certain of Borrower’s assets by Borrower to BII pursuant to the Asset Purchase and License Agreement (the “Acquired Assets”), as described in Section 2 hereof, the licenses granted by Borrower to BII pursuant to the Asset Purchase and License Agreement, the release of any encumbrances, if any, under the Loan Agreement that relate to the Acquired Assets, and to the making of the Greenhill Payment, in each case to the extent that such consent may be required pursuant to Section 7.1 of the Loan Agreement;

WHEREAS, Collateral Agent and Lenders have agreed to provide such consents, but only to the extent set forth herein, in accordance with the terms and subject to the conditions set forth herein, and in reliance upon the representations and warranties set forth herein;

WHEREAS, in connection with and in consideration for providing the aforementioned consents and other provisions set forth herein, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.
Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.
Subject to the terms and conditions hereof, Collateral Agent and Lenders hereby consent to the grant of the licenses and the sale, conveyance, assignment and transfer of the Acquired Assets, by Borrower to BII pursuant to and strictly in accordance with the terms of the Asset Purchase and License Agreement (and without any amendments thereto, unless such amendments (i) are not material, (ii) do not adversely affect the consideration to be received by Borrower under the Asset Purchase and License Agreement (including, without limitation, the amount, form and dates thereof), and (iii) do not represent transactions that would require the consent of Collateral Agent or the Lenders or the Required Lenders under the terms of the Loan Agreement). Collateral Agent and Lenders agree that they shall have no right and title to and in the Acquired Assets which are released from the scope of, and shall be unencumbered by the Loan Agreement. For clarity, the Loan Agreement shall not apply to, and shall have no force and effect as far as the Acquired Assets are concerned.

3.
Subject to the consummation of the transactions contemplated by the Asset Purchase and License Agreement, as consented to herein, Collateral Agent and Lenders hereby consent to the making of the Greenhill Payment over a course of six months in equal monthly installments.

4.
Borrower hereby reaffirms the security interest granted by Borrower previously in Section 4.1 of the Loan Agreement with respect to the Collateral (prior to the date hereof) and hereby grants Collateral Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Agent, for the ratable benefit of the Lenders, such part of the Collateral that was not pledged previously or in which security interest was not granted prior to the Second Amendment Date, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Furthermore, Borrower hereby authorizes Collateral Agent to file financing statements or take any other action required to perfect Collateral Agent’s security interests in the Collateral, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights under the Loan Documents, including a notice that any disposition of the Collateral, except to the extent permitted by the terms of this Amendment, by Borrower, or any other Person, shall be deemed to violate the rights of Collateral Agent under the Code. For the avoidance of doubt, none of the assets sold, conveyed, assigned and transferred by Borrower to BII under the Asset Purchase and License Agreement shall be part of the Collateral and the Loan Agreement shall not apply to such assets.

5.
Section 2.2(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(b)
Repayment. Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date thereof. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter through June 1, 2018, Borrower shall make consecutive equal monthly payments of principal, together with applicable interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and
(3) a repayment schedule equal to thirty-six (36) months; provided, however, that the payment of principal that otherwise would have been due on the Amortization Date will be due and payable on May 1, 2017 along with any other payment of principal due on May 1, 2017. Borrower shall make monthly payments of interest only commencing on July 1, 2018, and continuing on the Payment Date of each successive month thereafter through and including December 1, 2018. Commencing on the January 1, 2019, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal, together with applicable interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the unpaid principal amount of such Lender’s Term Loan as of January 1, 2019, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to fourteen (14) months. The Final Payment and all unpaid principal and accrued and unpaid interest with respect to each Term Loan are due and payable in full on the Maturity Date. Each Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).

6.
Section 2.5 of the Loan Agreement is hereby amended by deleting the word “and” immediately following Section 2.5(d), replacing “.” at the end of Section 2.5(e) with “; and” and adding Section 2.5(f) thereto as follows:

(f)
Amendment Fee. A fully earned and non-refundable amendment fee in the amount of Five Thousand Dollars ($5,000.00), which shall become due and payable upon the earlier of: (i) the Maturity Date, (ii) the acceleration of any Term Loan, or (iii) the prepayment of a Term Loan pursuant to Section 2.2(c) or (d).

7.
Section 5.2(d) of the Loan Agreement is hereby amended and restated as follows:

Borrower and each of its Subsidiaries is the sole owner of the Intellectual Property each respectively purports to own, free and clear of all Liens other than Permitted Liens. (i) Each of Borrower’s and its Subsidiaries’ Copyrights, Trademarks and issued Patents are valid and enforceable and no part of Borrower’s or its Subsidiaries’ Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (ii) to the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property or any practice by Borrower or its Subsidiaries violates the rights of any third party except to the extent such claim could not reasonably be expected to have a Material Adverse Change.
Except as noted on the Perfection Certificates, neither Borrower nor any of its Subsidiaries is a party to, nor is bound by, any material license or other material agreement with respect to which Borrower or such Subsidiary is the licensee that (i) prohibits or otherwise restricts Borrower or its Subsidiaries from granting a security interest in Borrower’s or such Subsidiaries’ interest in such material license or material agreement or any other property, or (ii) for which a default under or termination of could interfere with Collateral Agent’s or any Lender’s right to sell any Collateral. Borrower shall provide written notice to Collateral Agent and each Lender within ten (10) days of Borrower or any of its Subsidiaries entering into or becoming bound by any license or agreement with respect to which Borrower or any Subsidiary is the licensee (other than over the counter software that is commercially available to the public).

8.
Section 6.2(a)(vii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

prompt notice of (A) any material change in the composition of the Intellectual Property, (B) the registration of any copyright, including any subsequent ownership right of Borrower or any of its Subsidiaries in or to any copyright, patent or trademark, including a copy of any such registration, and (C) any event that could reasonably be expected to materially and adversely affect the value of the Intellectual Property;

9.
Section 6.7 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Borrower and each of its Subsidiaries shall: (a) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property that is material to Borrower’s business;
(b) promptly advise Collateral Agent in writing of material infringement by a third party of its Intellectual Property; and (c) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Collateral Agent’s prior written consent. If Borrower or any of its Subsidiaries (i) obtains any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any patent or the registration of any trademark or servicemark, then Borrower or such Subsidiary shall substantially contemporaneously provide written notice thereof to Collateral Agent and each Lender and shall execute such intellectual property security agreements and other documents and take such other actions as Collateral Agent shall reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Collateral Agent, for the ratable benefit of the Lenders, in such property. If Borrower or any of its Subsidiaries decides to register any copyrights or mask works in the United States Copyright Office, Borrower or such Subsidiary shall: (x) provide Collateral Agent and each Lender with at least fifteen (15) days prior written notice of Borrower’s or such Subsidiary’s intent to register such copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Collateral Agent may reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Collateral Agent, for the ratable benefit of the Lenders, in the copyrights or mask works intended to be registered with the United States Copyright Office; and (z)

record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the copyright or mask work application(s) with the United States Copyright Office. Borrower or such Subsidiary shall promptly provide to Collateral Agent and each Lender with evidence of the recording of the intellectual property security agreement necessary for Collateral Agent to perfect and maintain a first priority perfected security interest in such property.

10.
Section 13.1 of the Loan Agreement is hereby amended by amending and restating the following definition therein as follows:

“Loan Documents” are, collectively, this Agreement, the Warrants, the Perfection Certificates, each Compliance Certificate, each Disbursement Letter, the Post Closing Letter, the IP Agreement, any subordination agreements, any note, or notes or guaranties executed by Borrower or any other Person, and any other present or future agreement entered into by Borrower, any Guarantor or any other Person for the benefit of the Lenders and Collateral Agent in connection with this Agreement; all as amended, restated, or otherwise modified.

11.
Section 13.1 of the Loan Agreement is hereby further amended by adding the following definitions thereto in alphabetical order:

“Second Amendment Date” is July 3, 2018.

“IP Agreement” is that certain Intellectual Property Security Agreement entered into by and between Borrower and Collateral Agent dated as of the Second Amendment Date, as such may be amended from time to time.

12.
Exhibit A to the Loan Agreement is hereby amended and restated in its entirety as set forth on Exhibit B hereto.

13.
Borrower hereby represents and warrants that a complete and accurate list of its Intellectual Property as of the Second Amendment Date is attached hereto as Exhibit C.

14.
Borrower hereby authorizes Collateral Agent to file financing statements, amendments to financing statements or take any other action required to perfect Collateral Agent’s security interests in the Collateral (as such term has been amended pursuant to this Amendment) , without notice to Borrower, with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights under the Loan Documents, including a notice that any disposition of the Collateral, except to the extent permitted by the terms of the Loan Documents, by Borrower, or any other Person, shall be deemed to violate the rights of Collateral Agent under the Code.

15.
The Amortization Table attached to the Disbursement Letter dated as of the Effective Date is hereby replaced in its entirety with the Amortization Table attached hereto as Exhibit D.

16.
Limitation of Amendment and consents.

a.
The amendments and consents set forth above are effective for the purposes set forth herein and shall be limited precisely as written and, subject always to Section 18 of this Amendment, shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (ii) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

17.
To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders and covenants as follows:

a.
Immediately after giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

b.
Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.
The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.
Neither the organizational documents of Borrower nor any of its governing documents grant any right to any stockholder of Borrower or any other Person to prohibit Borrower from the sale of Borrower’s equity securities. The Borrower is not party to any agreement (other than the Borrower’s agreements set forth in the Loan Documents) with any stockholder of Borrower or any other Person that would impede Borrower’s ability to incur indebtedness.

e.
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting Borrower, (ii) any contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or
(iv) the organizational documents of Borrower;

f.
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;

g.
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

h.
In connection with the transactions contemplated in the Asset Purchase and License Agreement, Borrower will not be obligated to pay any broker, investment banker or other similar fees other than the Greenhill Payment (the aggregate amount of which is Three Hundred Eight Five Thousand Dollars ($385,000.00) as set forth above and Borrower shall make such payment to Greenhill in six equal monthly installments commencing with the consummation of the aforementioned transactions.

18.
Notwithstanding anything to the contrary in this Amendment, and/or the Loan Agreement, Collateral Agent and Lenders agree that the Loan Agreement, as amended, shall not apply to, and shall have no force and effect as far as the Acquired Assets are concerned, and that the Acquired Assets with regard to Loan Agreement, as amended, are free and clear of any security interest, pledge, attachment, easement, restriction, hypothecation, mortgage, lien (statutory or otherwise), option, conditional sale agreement, right of first refusal or right of first offer (including any agreement to grant any of the foregoing), or any other encumbrance under the Loan Agreement.

19.
Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

20.
The Borrower hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Collateral Agent, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders and Collateral Agent (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof through the date hereof. Without limiting the generality of the foregoing, the Borrower waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including the rights to contest: (a) the right of Collateral Agent and each Lender to exercise its rights and remedies described in the Loan Documents; (b) any provision of this Amendment or the Loan Documents; or (c) any conduct of the Lenders or other Releasees relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof.

21.
This Amendment shall be deemed effective as of the Second Amendment Date upon (a) the due execution and delivery to Collateral Agent of this Amendment by each party hereto, (b) the execution and delivery by Borrower of the IP Agreement, (c) Collateral Agent’s receipt of the fully executed and complete Purchase and License Agreement, and (d) Borrower’s payment of all Lenders’ Expenses incurred through the date hereof, which may be debited (or ACH’d) from any of Borrower’s accounts.

22.
This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

23.
This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first set forth above.

BORROWER:

MABVAX THERAPEUTICS HOLDINGS, INC.

By /s/ David Hansen
Name: .David Hansen
Title:
President and CEO

BORROWER:

MABVAX THERAPEUTICS, INC.

By: /s/ J. David Hansen

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By: /s/ Colette H. Featherly
Name: Colette H. Featherly
Title: Senior Vice President

Exhibit A

Asset Purchase and License Agreement

Exhibit B

Description of Collateral

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (including all Intellectual Property), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (i) more than 65% of the total combined voting power of all classes of stock entitled to vote the shares of capital stock (the “Shares”) of any Foreign Subsidiary, if Borrower demonstrates to Collateral Agent’s reasonable satisfaction that a pledge of more than sixty five percent (65%) of the Shares of such Subsidiary creates a present and existing adverse tax consequence to Borrower under the U.S. Internal Revenue Code; and (ii) any license or contract, in each case if the granting of a Lien in such license or contract is prohibited by or would constitute a default under the agreement governing such license or contract (but (A) only to the extent such prohibition is enforceable under applicable law and (B) other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-408 or 9-409 (or any other Section) of Division 9 of the Code); provided that upon the termination, lapsing or expiration of any such prohibition, such license or contract, as applicable, shall automatically be subject to the security interest granted in favor of Collateral Agent hereunder and become part of the “Collateral.”